Uranium Energy Corp to Acquire Cue Resources Ltd.

Corpus Christi, TX and Vancouver, BC - January 23, 2012 -- Uranium Energy Corp. (NYSE-AMEX: UEC) and Cue Resources Ltd. (TSX-V: CUE) are pleased to announce that they have entered into an Arrangement Agreement under which UEC will acquire all of the outstanding common shares of CUE by way of a plan of arrangement (the "Arrangement"). Upon completion of the Arrangement, it is anticipated that approximately 2,336,260 shares of UEC's common stock will be issued to former CUE stockholders to acquire CUE and its wholly-owned subsidiary holding an undivided 100% legal and beneficial interest in and to certain concession contracts covering a 230,650-hectare uranium exploration property located in southeastern Paraguay and known as the Yuty Project.

Amir Adnani, UEC President and CEO, stated, "The Company's plan is to make the Yuty Project our second major uranium asset in Paraguay. CUE's projects and resources will be synergistic with our current operations, and consistent with our development strategy in this stable and business-friendly country. With share dilution at a low 3.1% for this acquisition, UEC continues to expand and diversify its project portfolio at attractive costs with projects that have been the subject of significant exploration and development."

Robert Tyson, CUE President and CEO, stated, "Since the Fukushima disaster, funding uranium projects has been a challenging task. The severe reduction in enterprise value and share price required CUE's Board of Directors to pursue alternative financing opportunities in the best interests of CUE and our shareholders. Consummation of this relationship with UEC allows for our project to advance. UEC is a recognized ISR uranium producer with a technical team that has an established record of developing and producing sandstone-hosted uranium deposits."

The Yuty ISR Project

The Yuty ISR Project covers 230,650 hectares and is located approximately 200 kilometers east and southeast of Asunción, the capital of Paraguay. It is located within the Paraná Basin, which is host to a number of known uranium deposits, including Figueira and Amorinópolis in Brazil. Preliminary studies indicate amenability to extraction by in situ recovery methods, which is the same process currently used by UEC at its Texas operations. CUE has spent over CAD$16 million developing Yuty since 2006.

In 1976, uranium exploration in southeastern Paraguay was initiated by Anschutz Corporation ("Anschutz") of Denver, Colorado, on behalf of a joint venture with Korea Electric Power Corporation and Taiwan Power Company. This exploration was conducted under an exclusive exploration and exploitation concession covering 162,700 square kilometres, virtually the entire eastern half of Paraguay, and identified several large target areas including the Yuty Project. In total, approximately 75,000 meters of core and rotary drilling were completed by Anschutz between 1976 and 1983 when further work ceased due to low uranium prices.

In July 2006, CUE acquired an option on the Yuty Project and initiated rotary and diamond drilling programs. Between 2007 and 2010, CUE completed 256 drill holes totaling 31,000 meters of core and rotary drilling and acquired a 100% interest in the Yuty Project.

The current resource for the Yuty Project is 8.914 Million lbs of eU308 Measured plus Indicated, and 2.226 Million lbs of eU308 Inferred, which has been finalized in a technical report prepared for CUE titled "Updated Technical Report on the Yuty Uranium Project, Republic of Paraguay" dated August 24, 2011

(the "Yuty Technical Report"). The Yuty Technical Report shows an increased average grade and resource at the Yuty Project as follows:

Measured Resource 2.054M tonnes @ 0.062 % eU3O8 containing 2.801M lbs eU3O8
Indicated Resource 5.783M tonnes @ 0.048 % eU3O8 containing 6.113M lbs eU3O8

Inferred Resource 2.139M tonnes @ 0.047 % eU3O8 containing 2.226M lbs eU3O8

The technical information in this news release was prepared in accordance with the Canadian regulatory requirements set out in NI 43-101 and is extracted from the Yuty Technical Report, which is filed on CUE's SEDAR profile and is available for viewing at www.sedar.com. The technical information in this news release and the Yuty Technical Report have been reviewed by each of Chris M. Healey, P. Geo., a director of CUE, and Clyde L. Yancey, P.G., Vice President of Exploration for UEC, each being a qualified person as defined by NI 43-101. To the best of UEC's knowledge, information, and belief, there is no new material scientific or technical information that would make the disclosure of the mineral resources contained in this news release inaccurate or misleading. The Yuty Project is described in more detail in the press release of CUE dated August 26, 2011.

Terms of the Arrangement

Under the terms of the Arrangement Agreement, CUE's shareholders will receive 0.0195 of one share of UEC common stock for every one share of CUE common stock. With 119,808,067 shares of CUE common stock outstanding, it is anticipated that approximately 2,336,260 shares of UEC common stock will be issued to the former CUE shareholders upon completion of the Arrangement, representing approximately 3.1% of the issued and outstanding common stock of UEC.

The Boards of Directors of UEC and CUE have each unanimously approved the Arrangement Agreement and have concluded that the proposed Arrangement is in the best interests of UEC and CUE, respectively.

In conjunction with the Arrangement Agreement, the directors and officers of CUE, together with certain additional shareholders of CUE, have agreed to immediately enter into voting agreements with UEC pursuant to which they will agree to vote their CUE shares in favor of the Arrangement. The CUE shares which are expected to be subject to voting agreements will represent approximately 51.8% of CUE's outstanding common shares as of January 20, 2012.

The Board of Directors of CUE is expected to provide a written recommendation that the CUE shareholders vote their shares in favor of the Arrangement in the management information circular to be prepared and mailed by CUE in connection with the proposed Arrangement. The proposed Arrangement will be carried out by way of a court-approved plan of arrangement and will require the approval of shareholders holding at least two-thirds of the CUE shares represented in person or by proxy at a special meeting of CUE shareholders to be called to consider the Arrangement. In addition to shareholder and court approvals, the proposed Arrangement is subject to applicable regulatory approvals and the satisfaction of certain other closing conditions customary in transactions of this nature.

Further information regarding the Arrangement will be contained in the management information circular of CUE to be mailed to CUE shareholders and filed on SEDAR. The date of the special meeting for shareholders of CUE is presently expected to take place on or about March 26, 2012, with closing expected to occur as soon as possible thereafter. All shareholders of CUE are urged to read the management information circular once it becomes available as it will contain additional important information concerning the proposed Arrangement.

The foregoing description of the Arrangement Agreement is not complete and is qualified in its entirety by reference to the Arrangement Agreement which will be filed on each of UEC's and CUE's SEDAR profiles and will be available for viewing at www.sedar.com.

UEC expects to apply to list its shares issuable under the proposed Arrangement on the NYSE Amex equities exchange on closing. It is anticipated that the shares of CUE will be delisted from the TSX Venture Exchange following completion of the Arrangement.

About Uranium Energy Corp.:

Uranium Energy Corp. is a U.S.-based uranium production, development and exploration company operating North America's newest emerging uranium mine. UEC's fully licensed and permitted Hobson processing facility is central to all of its projects in South Texas, including the Palangana in-situ recovery project, which is ramping up initial production, and the Goliad in-situ recovery project, which has been granted its Mine Permit and is in the initial stages of mine construction.

UEC's operations are managed by professionals with a recognized profile for excellence in their industry, a profile based on many decades of hands-on experience in the key facets of uranium exploration, development and mining. For detailed information visit UEC's web site at www.uraniumenergy.com.

About Cue Resources Ltd.:

Cue Resources Ltd. is focused on its Yuty Uranium Project located in southeastern Paraguay. This property was extensively explored in the late 1970's and early 1980's, leading to the discovery of significant uranium mineralization in a roll-front environment. Activities then ceased with the global fall in uranium prices. Worldwide, projects of this nature are commonly recoverable through the use of in situ recovery technology (ISR). Four major drilling campaigns have now been completed by CUE. For detailed information visit CUE's web site at www.cue-resources.com.

For further information please contact:
Investor Relations, Uranium Energy Corp.: Toll Free: (866) 748-1030 Fax: (361) 888-5041 E-mail: info@uraniumenergy.com	Robert Tyson, Cue Resources Ltd.: Tel: (604) 568-2080 Fax: (604) 684-2990 E-mail: rstyson@cue-resources.com

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Notice to U.S. Investors

The mineral resources referred to herein have been estimated in accordance with the definition standards on mineral resources of the Canadian Institute of Mining, Metallurgy and Petroleum referred to in NI 43-101 and are not compliant with U.S. Securities and Exchange Commission (the "SEC") Industry Guide 7 guidelines. In addition, measured mineral resources, indicated mineral resources and inferred mineral resources, while recognized and required by Canadian regulations, are not defined terms under SEC Industry Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. Accordingly, we have not reported them in the United States. Investors are cautioned not to assume that any part or all of the mineral resources in these categories will ever be converted into mineral reserves. These terms have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. In particular, it should be noted that mineral resources which are not mineral reserves do not have demonstrated economic viability. It cannot be assumed that all or any part of measured mineral resources, indicated mineral resources or inferred mineral resources will ever be upgraded to a higher category. In accordance with Canadian rules, estimates of inferred mineral resources cannot form the basis of feasibility or other economic studies. Investors are cautioned not to assume that any part of the reported measured mineral resources, indicated mineral resources or inferred mineral resources referred to in this news release are economically or legally mineable.

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes "forward-looking statements" as such term is used in applicable United States and Canadian laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as "expects" or "does not expect", "is expected", "anticipates" or "does not anticipate", "plans, "estimates" or "intends", or stating that certain actions, events or results "may", "could", "would", "might" or "will" be taken, occur or be achieved) are not statements of historical fact and should be viewed as "forward-looking statements". Such forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of exploration activities, variations in the underlying assumptions associated with the estimation or realization of mineral resources, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labor disputes and other risks of the mining industry including, without limitation, those associated with the environment, delays in obtaining governmental approvals, permits or financing or in the completion of development or construction activities, title disputes or claims limitations on insurance coverage. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release.

Certain matters discussed in this news release and oral statements made from time to time by representatives of the Company may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved.  Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the Company's ability to control or predict. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this news release can be found in the Company's filings with the Securities and Exchange Commission. For forward-looking statements in this news release, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise.  This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities.